Exhibit 23.1






                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


              As independent public accountants, we hereby consent to the use our reports (and to all references to our Firm) included in or made a part of this Registration Statement.




              /s/ Arthur Andersen LLP
              ARTHUR ANDERSEN LLP


              New Orleans, Louisiana
              August 4, 1995